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                                                                   EXHIBIT 11

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference of the following reports in this Post-Effective Amendment No. 38 under the Securities Act of 1933, as amended, to this Registration Statement on Form N-1A (No. 33-26305) of BlackRock Funds, formerly the Compass Capital Funds:

        * Our report dated November 14, 1997 for the BlackRock Funds' Bond Portfolios.

        * Our report dated November 14, 1997 for the BlackRock Funds' Equity Portfolios.

        * Our report dated November 14, 1997 for the BlackRock Funds' Money Market Portfolios.

        * Our report dated November 14, 1997 for the Multi-Sector Mortgage Securities Portfolio III.

        * Our report dated January 16, 1998 for the U.S. Large Company Series of The DFA Investment Trust Company.

We consent to the reference to our Firm under the headings "Miscellaneous - Independent Accountants" and "Financial Statements" in the Statement of Additional Information.

/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP

2400 Eleven Penn Center
Philadelphia, Pennsylvania
October 20, 1998